Exhibit 99.1

NEWS RELEASE	Jeffrey N. Boyer
FOR IMMEDIATE RELEASE	Executive Vice President -
Chief Financial Officer
(972) 409-1581

Christopher J. Holland
Vice President – Finance
(972) 409-1667

Michaels Stores, Inc. Announces Two-for-One Stock Split and Increases Quarterly Dividend

IRVING, Texas –September 16, 2004 – Michaels Stores, Inc. (NYSE: MIK) announced today that its Board of Directors approved a two-for-one stock split that will be effected as a stock dividend for shareholders of record on September 27, 2004. Holders of the Company’s common stock at the close of business on September 27, 2004, the record date, will be entitled to one additional share for every share held at that time. The stock dividend will be paid on October 12, 2004.

     The Company’s Board also announced an increase in the quarterly cash dividend from $.12 per share ($.06 on a post-split basis) to $.14 per share ($.07 on a post-split basis) to be payable October 29, 2004, to holders of record of pre-split shares at the close of business on September 27, 2004.

     “This is our second two-for-one stock split since 2001 and our second dividend increase since we initiated cash dividends in fiscal 2003. We are pleased with the financial returns that we continue to provide to our shareholders,” said Charles J. Wyly, Jr., Chairman. “We believe that, by splitting our stock, we will attract more individual investors and reward our shareholders with greater liquidity and wider distribution. This stock split, along with the dividend increase, is a reflection of the Board of Directors’ confidence in the Company’s continuing ability to generate strong financial returns.”

     The Company currently has 67.9 million shares (equivalent to 135.8 million shares on a post-split basis) of common stock outstanding.

     Michaels Stores, Inc. is the world’s largest specialty retailer of arts, crafts, framing, floral, wall décor, and seasonal merchandise for the hobbyist and do-it-yourself home decorator. As of September 16, 2004, the Company owns and operates 836 Michaels stores in 48 states and Canada, 163 Aaron Brothers stores, eight Recollections stores, and three Star Wholesale operations.

     This document contains forward-looking statements that reflect our plans, estimates, and beliefs. Any statements contained herein (including, but not limited to, statements to the effect that Michaels or its management “anticipates,” “plans,” “estimates,” “expects,” “believes,” and other similar expressions) that are not statements of historical fact should be considered forward-looking statements and should be read in conjunction with our consolidated financial statements and related notes in our Annual Report on Form 10-K for the fiscal year ended January 31, 2004. Specific examples of forward-looking statements include, but are not limited to, statements regarding our future cash dividend policy, forecasts of capital expenditures, working capital requirements, and stock repurchases. Our actual results could differ materially from those discussed in these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, our ability to remain competitive in the areas of merchandise quality, price, breadth of selection, customer service, and convenience; our ability to anticipate and/or react to changes in customer demand; changes in consumer confidence; the execution and management of our store growth and the availability of acceptable real estate locations for new store openings; the effective maintenance of our perpetual inventory and automated replenishment systems and related impacts to inventory levels; delays in the receipt of merchandise ordered from our suppliers due to delays in connection with either the manufacture or shipment of such merchandise; transportation delays (including dock strikes and other work stoppages); changes in political, economic, and social conditions; financial difficulties of any of our insurance providers, key vendors, or suppliers; and other factors as set forth in our Annual Report on Form 10-K for the fiscal year ended January 31, 2004, particularly in “Critical Accounting Policies” and “Risk Factors,” and in our other Securities and Exchange Commission filings. We intend these forward-looking statements to speak only as of the time of this release and do not undertake to update or revise them as more information becomes available.

     This press release is also available on the Michaels Stores, Inc. website (www.michaels.com).

8000 BENT BRANCH DRIVE • IRVING, TEXAS 75063
(972) 409-1300